UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2004

ENTERPRISE PRODUCTS PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-14323	76-0568219
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2727 North Loop West, Houston, Texas	77008-1044
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (713) 880-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

        On August 31, 2004. Enterprise Products Partners L.P. (“Enterprise”) and its general partner, Enterprise Products GP, LLC, and GulfTerra Energy Partners, L.P. (“GulfTerra”) and its general partner, GulfTerra Energy Company, L.L.C., amended their agreement with respect to the merger of GulfTerra into a wholly-owned subsidiary of Enterprise (the “Merger”).

        Amendment No. 1 (the “Amendment”) to the original Merger Agreement, dated as of December 15, 2003 (the “Merger Agreement”), by and among the parties listed above, is filed as Exhibit 2.1 to this Current Report and provides for the following changes to the original Merger Agreement:

•	The original Merger Agreement provided that the Merger would occur on the 20th business day following the satisfaction or waiver of all conditions set forth in the Merger Agreement. The parties have amended this provision to provide that the Merger will occur on the business day following the date on which the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 is terminated.

•	The parties added a new section to the Merger Agreement providing that if the Merger occurs between September 2, 2004 and September 29, 2004, the Merger shall be deemed to be effective, for financial accounting purposes only, on September 1, 2004.

•	The parties amended their agreement with respect to the maintenance by Enterprise of officers’ and directors’ liability insurance covering certain officers and directors of GulfTerra and certain of its affiliates for a period of three years following the effective time of the Merger. The original Merger Agreement provides that Enterprise may, at its option, cause coverage of such officers and directors to be extended by obtaining a three-year “tail policy” on terms and conditions no less advantageous than the existing insurance for such officers and directors. The Amendment provides that the total coverage under any such tail policy shall be limited to $50,000,000. Additionally, the Amendment provides that Enterprise shall also indemnify such officers and directors for a period of three years following the effective time of the Merger for an additional $50,000,000, which indemnity becomes operative only if the tail policy limit of $50,000,000 has been exhausted, as provided in an Indemnification Agreement, which is attached as Exhibit 5.21(A) to the Amendment.

•	The definition of “GulfTerra Purchased Units” was changed to make it consistent with the provisions of the Parent Company Agreement (as defined in the Merger Agreement).

•	The definition of “Parent Company Agreement” was updated to include the amendment thereto dated April 19, 2004.

        The remaining provisions with respect to the Merger are unchanged.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired. Not applicable.

(b)	Pro forma financial information. Not applicable.

(c)	Exhibits.

2.1	Amendment No. 1 to Merger Agreement, dated as of August 31, 2004, by and among Enterprise Products Partners L.P., Enterprise Products GP, LLC, Enterprise Products Management LLC, GulfTerra Energy Partners, L.P. and GulfTerra Energy Company, L.L.C.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE PRODUCTS PARTNERS L.P.

	By:	Enterprise Products GP, LLC, its General Partner

Date: September 7, 2004	By:	/s/ Michael J. Knesek
Name: Michael J. Knesek Title: Vice President, Controller and Principal Accounting Officer of Enterprise Products GP, LLC

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EXHIBIT INDEX
Exhibit Number	Exhibit Description

2.1	Amendment No. 1 to Merger Agreement, dated as of August 31, 2004, by and among Enterprise Products Partners L.P., Enterprise Products GP, LLC, Enterprise Products Management LLC, GulfTerra Energy Partners, L.P. and GulfTerra Energy Company, L.L.C.

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